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                                  EXHIBIT 24.2

                       CONSENT OF HOFFSKI & PISANO, P.C.
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                                  May 15, 1997



Horwitz & Beam
Attorneys at Law
Two Venture Plaza., Ste. 380
Irvine, CA 92618

ATTN: Lynne Bolduc

To whom it may concern:

     We hereby consent to the use of our audit reports for Mirage Collection, A Partnership for the twelve months ended June 30, 1996 and the six months ended December 31, 1996 for use in the form SB 2 Registration Statements of Mirage Holdings, Inc.

                                    Sincerely

                                    /s/

                                    Hoffski & Pisano, CPAs